    THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME ON
                  FEBRUARY 6, 2003, UNLESS OTHERWISE EXTENDED

                            IMS HEALTH INCORPORATED

                             LETTER OF TRANSMITTAL

          TO: AMERICAN STOCK TRANSFER & TRUST COMPANY, EXCHANGE AGENT

     The undersigned acknowledges receipt of the offering circular-prospectus dated January 9, 2003 of IMS Health Incorporated, a Delaware corporation ("IMS Health"), this Letter of Transmittal and the Instructions thereto, which together constitute IMS Health's offer to exchange 0.309 shares of class B common stock of Cognizant Technology Solutions Corporation, a Delaware corporation ("Cognizant"), for each share of IMS Health common stock that is validly tendered and accepted by IMS Health in the exchange offer.

     DO NOT COMPLETE OR RETURN THIS LETTER OF TRANSMITTAL IF YOUR SHARES ARE HELD IN AN ACCOUNT WITH A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR IMS HEALTH'S SAVINGS PLAN. THIS LETTER OF TRANSMITTAL IS BEING SUPPLIED FOR YOUR INFORMATION ONLY. THE INSTITUTION HOLDING YOUR SHARES WILL SUPPLY YOU WITH SEPARATE INSTRUCTIONS REGARDING THE TENDER OF YOUR SHARES.
  I.  ABOUT YOU AND YOUR SHARES--INDICATE ADDRESS CHANGE AS NECESSARY BELOW

--------------------------------------------------------------------------------

  IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE WITH COMPLETING THIS LETTER OF
    TRANSMITTAL, PLEASE CONTACT THE INFORMATION AGENT: GEORGESON SHAREHOLDER
               COMMUNICATIONS INC. AT (866) 203-1913, TOLL-FREE,
             IN THE UNITED STATES OR (212) 440-9800 FROM ELSEWHERE.

   DELIVERY OF THIS LETTER OF TRANSMITTAL TO A PERSON OTHER THAN THE EXCHANGE AGENT OR TO AN ADDRESS OTHER THAN AS SET FORTH BELOW OR BY FACSIMILE WILL NOT
                           CONSTITUTE VALID DELIVERY.

             BY MAIL:                           BY HAND:                    BY OVERNIGHT DELIVERY:
    AMERICAN STOCK TRANSFER &          AMERICAN STOCK TRANSFER &       AMERICAN STOCK TRANSFER & TRUST
          TRUST COMPANY                      TRUST COMPANY                         COMPANY
          59 Maiden Lane                     59 Maiden Lane                   Operations Center
           Plaza Level                        Plaza Level                      6201 15th Avenue
     New York, New York 10038           New York, New York 10038           Brooklyn, New York 11219
                                                                           Attn: Reorg. Department

                The Information Agent for the Exchange offer is:

                          [GEORGESON SHAREHOLDER LOGO]
                          17 State Street, 10th Floor
                            New York, New York 10004
  (866) 203-1913, toll-free, in the United States and (212) 440-9800 for calls elsewhere

II. TENDER OF SHARES REGISTERED IN YOUR NAME. If you are tendering shares of IMS Health common stock, you must also complete Section III. If you are tendering shares of IMS Health common stock held in certificated form you must forward your stock certificates representing the shares that you wish to tender with this Letter of Transmittal or by the Notice of Guaranteed Delivery.
      A(I) CERTIFICATED SHARES. Complete this Section II.A.(i) if you wish to tender certificated shares issued in your name and indicate in
            Section II.A.(ii) how you will be forwarding the certificates representing your tendered shares.
         TENDER ____________ SHARES OF IMS HEALTH COMMON STOCK CERTIFICATED IN
            MY NAME.
      (II) [ ] CHECK HERE IF CERTIFICATES REPRESENTING SHARES OF IMS HEALTH COMMON STOCK ARE ENCLOSED WITH THIS LETTER OF TRANSMITTAL; OR
             [ ] CHECK HERE IF TENDERED SHARES OF IMS HEALTH COMMON STOCK ARE
                 BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SUBMITTED, AND COMPLETE THE INFORMATION BELOW
             Names of registered holders:

--------------------------------------------------------------------------------
             Date of Notice of Guaranteed Delivery:
     --------------------------------------------------------------------
             Name of Institution that guaranteed delivery:
     --------------------------------------------------------------
        B BOOK-ENTRY TRANSFER FACILITY SHARES. Complete this Section II.B if you wish to tender shares of IMS Health common stock held on the accounts of the book-entry transfer facility, the Depository Trust Company, in your name.
         TENDER ____________ SHARES OF IMS HEALTH COMMON STOCK HELD IN MY NAME
           BY THE DEPOSITORY TRUST COMPANY.
        C ODD-LOT SHARES. Complete this Section II.C. if you hold less than 100 shares and wish to tender all such shares.
             [ ]CHECK HERE ONLY IF (1) YOU BENEFICIALLY OWN LESS THAN 100 SHARES
                OF IMS HEALTH COMMON STOCK IN THE AGGREGATE AND (2) YOU WISH TO TENDER ALL YOUR SHARES.

Ladies and Gentlemen:

     Reference is made to the offering circular-prospectus, dated January 9, 2003, of IMS Health and this Letter of Transmittal and the Instructions hereto, which together constitute IMS Health's offer to exchange up to 11,290,900 shares of Cognizant class B common stock for shares of IMS Health common stock that are validly tendered by the expiration date and not properly withdrawn or deemed withdrawn, at an exchange ratio of 0.309 shares of Cognizant class B common stock for each share of IMS Health common stock tendered, upon the terms and subject to the conditions set forth herein and in the offering circular-prospectus. This transaction is referred to as the "exchange offer."

     The exchange offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, on February 6, 2003, unless extended by IMS Health in accordance with applicable law and the terms of the exchange offer, in which event the term "expiration date" shall mean the latest time and date at which the exchange offer, as extended, shall expire.

     Upon the terms and subject to the conditions of the exchange offer, I hereby tender to you the shares of IMS Health common stock represented by the certificate(s) described above or held on the account books maintained by the book-transfer facility, The Depository Trust Company. Subject to, and effective upon, IMS Health's acceptance for exchange of such tendered shares of IMS Health common stock, I hereby sell, assign and transfer to you, or upon your order, all right, title and interest in and to such shares. I hereby irrevocably constitute and appoint American Stock Transfer & Trust Company, the exchange agent, as my true and lawful agent and attorney-in-fact (with full knowledge that the exchange agent also acts as your agent) with respect to such tendered shares of IMS Health common stock, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest):

          1. to (i) deliver stock certificates representing such tendered shares of IMS Health common stock, or (ii) tender shares on the account books maintained by the book-entry transfer facility, The Depository Trust Company, together in any such case, with all accompanying evidences of transfer and authenticity (such as a power of attorney, letter of testamentary or a letter of appointment), to you or upon your order, upon receipt by the exchange agent, as my agent, of shares of Cognizant class B common stock, to which I am entitled upon the acceptance for exchange by you of such tendered shares of IMS Health common stock;

          2. to present certificate(s) representing such tendered shares of IMS Health common stock, if applicable, for transfer on your books; and

          3. to receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, all in accordance with the terms of the exchange offer. If my tendered shares of IMS Health common stock are accepted for exchange, I will be entitled to (i) receive stock certificates representing, or (ii) book-entry credit to my account at the book-entry transfer facility, The Depository Trust Company, representing shares of Cognizant class B common stock.

     I hereby represent and warrant to you as follows: (1) I have full power and authority to tender, sell, assign and transfer the shares of IMS Health common stock that I have tendered, (2) when such shares are accepted by you for exchange pursuant to the exchange offer, you will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, changes and encumbrances, and (3) that none of such shares of IMS Health common stock will be subject to any adverse claim at the time you accept such shares for exchange. I will, upon request, execute and deliver any additional documents that the exchange agent or you deem to be necessary or desirable to complete the sale, assignment and transfer of the shares of IMS Health common stock that I have tendered. All authority conferred or agreed to be conferred in this Letter of Transmittal and all of my obligations hereunder shall be binding upon my successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives and shall not be affected by, and shall survive, my death or incapacity. This tender may be withdrawn only in accordance with the procedures set forth in the offering circular-prospectus and the Instructions provided with this Letter of Transmittal.

     I further represent that: (1) I own the shares of IMS Health common stock being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (2) my participation in the exchange offer and tender of shares of IMS Health common stock complies with Rule 14e-4 and the applicable laws of the jurisdiction where I have received materials relating to the exchange offer or the jurisdiction where this tender is being made.

     I ALSO REPRESENT THAT, UNLESS I HAVE CHECKED THE FOLLOWING BOX, TO MY KNOWLEDGE, AFTER COMPLETION OF THE EXCHANGE OFFER, NEITHER I NOR ANY PERSON ON WHOSE BEHALF I AM TENDERING SHARES WILL BENEFICIALLY OWN MORE THAN 5% OF THE AGGREGATE OUTSTANDING COMMON STOCK OF COGNIZANT: [ ]

     I understand that the maximum number of shares of IMS Health common stock which will be accepted for exchange will be 36,540,129 shares. I understand that if more than such maximum number of shares of IMS Health common stock are tendered, the exchange offer will be oversubscribed, and shares of IMS Health common stock tendered will be subject to proration in accordance with the terms set forth in the offering circular-prospectus in the section entitled "The Exchange Offer -- Terms of the Exchange Offer," except for odd-lot tenders as described in the offering circular-prospectus in the section entitled "The Exchange Offer -- Proration; Tenders for Exchange by Holders of Fewer Than 100 Shares of IMS Health Common Stock." I understand that, upon your acceptance of any of the shares of IMS Health common stock that I have tendered, I will be deemed to have accepted the shares of Cognizant class B common stock exchanged therefor and will be deemed to have relinquished all rights with respect to the accepted shares of IMS Health common stock.

     I recognize that, under certain circumstances and subject to certain conditions to the exchange offer (which you may waive) that are contained in the offering circular-prospectus, you may not be required to accept for exchange any of the shares of IMS Health common stock that I have tendered (including any shares of IMS Health common stock I tendered after the expiration date). I understand that I may withdraw my tender only in accordance with the procedures contained in the offering circular-prospectus in the section entitled "The Exchange Offer -- Withdrawal Rights" and in the Instructions provided with this Letter of Transmittal. Shares of IMS Health common stock tendered by me and delivered to the exchange agent and not accepted for exchange will be returned to me as described in the offering circular-prospectus in the section entitled "The Exchange Offer -- Exchange of Shares of IMS Health Common Stock."

     I understand that you will (1) cause the delivery of the shares of Cognizant class B common stock to which I am entitled and if applicable, the shares of IMS Health common stock not tendered by me or any tendered shares that are not accepted for exchange, in each case in the name(s) of the registered holder(s) shown in Section I of this Letter of Transmittal, and (2) mail the confirmation of shares of Cognizant class B common stock to which I am entitled and, if applicable, the confirmation of shares of IMS Health common stock not tendered by me, or any shares tendered by me and not accepted for exchange by you to the address(es) of the registered holder(s) shown in Section I of this Letter of Transmittal. If I am eligible or required to complete Section IV entitled "Special Transfer Instructions" and Section IV is properly completed (and accompanied by all necessary and proper documentary evidence, such as a power of attorney), please issue the shares of Cognizant class B common stock to which I am entitled and, if applicable, the shares of IMS Health common stock not tendered by me or any tendered shares that are not accepted for exchange in the name(s) of, and mail such confirmation (and accompanying documents, as appropriate) to, the person(s) so indicated. I understand that any shares of IMS Health common stock delivered by book-entry transfer and not accepted for exchange will be credited to the account at the book-entry transfer facility from which the shares were transferred. I recognize that you have no obligation pursuant to the "Special Transfer Instructions" to transfer any shares of IMS Health common stock from the name of the registered holder(s) thereof if you do not accept such shares for exchange.

     I understand that the delivery and surrender of the shares of IMS Health common stock that I have tendered is not effective, and the risk of loss of the shares of IMS Health common stock (including shares of IMS Health common stock tendered herewith) does not pass to the exchange agent, until receipt by the exchange agent of this Letter of Transmittal, duly completed and signed, or an agent's message (as discussed in the offering circular-prospectus in the section entitled "The Exchange Offer -- Procedures for Tendering Shares of IMS Health Common Stock") in connection with a book-entry transfer of shares, together with all accompanying evidences of authority in form satisfactory to you and any other required documents. I UNDERSTAND THAT ALL QUESTIONS AS TO THE FORM OF DOCUMENTS (INCLUDING NOTICES OF WITHDRAWAL) AND THE VALIDITY, FORM, ELIGIBILITY (INCLUDING TIME OF RECEIPT) AND ACCEPTANCE FOR EXCHANGE OF ANY TENDER OF SHARES OF IMS HEALTH COMMON STOCK WILL BE DETERMINED BY IMS HEALTH IN ITS SOLE DISCRETION AND SUCH DETERMINATION SHALL BE FINAL AND BINDING UPON ALL TENDERING IMS HEALTH STOCKHOLDERS.

     I understand that a tender of shares of IMS Health common stock made pursuant to any method of delivery as described in the offering circular-prospectus and your acceptance for exchange of such shares pursuant to the procedures described in the offering circular-prospectus in the section entitled "The Exchange Offer -- Procedures for Tendering Shares of IMS Health Common Stock" and in the Instructions provided herewith will constitute a binding agreement between us upon the terms and subject to the conditions of the exchange offer.

III.  SIGNATURES. Complete this Section III if you are tendering shares of IMS
                  Health common stock and you completed Section II.A., II.B. or II.C.

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW
              IMPORTANT: ALL TENDERING STOCKHOLDERS MUST SIGN HERE
           (PLEASE ALSO COMPLETE THE SUBSTITUTE FORM W-9 OR FORM W-8)

X -------------------------------------------------------    Daytime Telephone Number: ---------------------------
X -------------------------------------------------------    Dated: --------------------------------------------------
                 Signature(s) of Owner(s)

Must be signed by the registered holders(s) of the shares of IMS Health common stock tendered as their names appear on the certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Letter of Transmittal.

If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title. See Instruction III in the Instructions to this Letter of Transmittal.

Name(s): ------------------------------------------------    Capacity: ------------------------------------------------
                      (Please Print)

Address:
------------------------------------------------------------------------------------------------------------------------
Daytime Telephone No.: ------------------------------                              Dated: ------------------------, 2003

                              SIGNATURE GUARANTEE
  (IF REQUIRED-SEE INSTRUCTIONS) FOR USE BY ELIGIBLE INSTITUTIONS ONLY. PLACE
                      MEDALLION GUARANTEE IN SPACE BELOW.

Signature(s) Guaranteed by an Eligible Institution:
----------------------------------------------------------------
                                               (Authorized Signature)

Title: --------------------------------------------------    Name of Firm: ----------------------------------------
Address:
------------------------------------------------------------------------------------------------------------------------
Telephone No.: ----------------------------------------      Dated: -------------------------------------------------

     IV. SPECIAL TRANSFER INSTRUCTIONS. Complete this Section IV only if, pursuant to the enclosed Instructions, you are entitled to have your shares of Cognizant class B common stock or check for your fractional interest in shares of Cognizant class B common stock, if applicable, issued in a name other than as set forth in Section I. Section III must be completed. The Substitute Form W-9 (below) or an appropriate Form W-8 (which must be obtained from your tax advisor or the exchange agent), as applicable, must be completed by the new account holder.

Name(s): ------------------------------------    Address: --------------------------------------

             PAYER'S NAME: AMERICAN STOCK TRANSFER & TRUST COMPANY

---------------------------------------------------------------------------------------------------------------------------
SUBSTITUTE FORM W-9                 PART 1 -- PLEASE PROVIDE YOUR TIN IN THE      Social Security Number or Employer
FORM W-9                            SPACE AT THE RIGHT AND CERTIFY BY SIGNING     Identification Number
DEPARTMENT OF THE TREASURY          AND DATING BELOW                              -------------------------------------
INTERNAL REVENUE SERVICE
                                   ------------------------------------------------------------------------------------
Payer's Request for Taxpayer        PART 2 -- For Payees exempt from backup withholding, see            PART 3
Identification Number (TIN)         the enclosed Guidelines. For Certification of Taxpayers             Check if you
                                    Identification Number on Substitute Form W-9 and complete           are awaiting
                                    as instructed therein.                                              TIN: [ ]
---------------------------------------------------------------------------------------------------------------------------
 CERTIFICATION INSTRUCTIONS -- You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2). ALSO SEE THE ENCLOSED INSTRUCTIONS ON SUBSTITUTE FORM
 W-9. THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE
 CERTIFICATION REQUIRED TO AVOID BACKUP WITHHOLDING.

  SIGNATURE                                                                      DATE-----------------------------
    -----------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN ONE OF THESE FORMS MAY RESULT IN BACKUP WITHHOLDING OF 30% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING (OR WILL SOON APPLY FOR) A TAXPAYER IDENTIFICATION NUMBER.

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify under penalties of perjury that a Taxpayer Identification Number has not been issued to me, and either (a) I have mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate Internal Revenue Service Center or Social Security Administrative Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a Taxpayer Identification Number by the time of the exchange, 30% of all reportable payments made to me thereafter will be withheld until I provide a number.

Signature                                                             Date
------------------------------------------------------------  ---------------------